EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AMERICAN SCIENCE AND ENGINEERING, INC.
Reports FIRST QUARTER Fiscal Year 2004 Earnings

BILLERICA, Mass. – July 29, 2003 – American Science and Engineering, Inc. (AMEX: ASE) reported revenues of $17,388,000, operating profit of $235,000 and earnings per share of $0.02 for the first quarter (ended June 30, 2003) of fiscal year 2004.  This represents a $2,470,000 increase in revenues and a $0.17 change in earnings per share versus the first quarter of the prior fiscal year. Compared to the previous quarter ended March 31, 2003, revenues increased by $4,503,000, operating profits increased by $3,976,000 and earnings per share changed by $0.79.

The first quarter 2004 results reflect: (1) an increase in revenue from the sale and shipment of four MobileSearch™ X-ray inspection systems to the DoD; (2) increased SG&A expenses due to one-time charges associated with the departure of AS&E’s former CEO, Ralph Sheridan; and (3) the full quarter benefit of cost reduction measures taken in the fourth quarter of fiscal year 2003.

“I am very pleased with our first quarter results,” commented Dr. Roger Heinisch, Interim President and CEO.  “While I am satisfied with our achievements, we are actively charting a course to sustain this profitability.  We were successful this quarter by controlling operating expenses, and increasing revenues.  Looking ahead, we are working to build a lean manufacturing organization, while examining internal processes and assessing advanced supply-chain practices to shorten our time to market.”

Dr. Heinisch continued, “The 11 MobileSearch orders received this quarter clearly demonstrate a commitment by the DoD and other U.S. Government agencies to deploy the best technology solutions to guard against terrorism.  AS&E currently has 61 MobileSearch systems either deployed or on order and 14 systems that will be equipped with Radioactive Threat Detection technology to combat the threat of WMD in cargo. In addition, our introduction and first sale of the Z® Backscatter Van™ highlight the benefits of using AS&E’s technology to effectively screen vehicles and containers, with minimal impact to the flow of commerce.”

MobileSearch X-ray inspection systems provide security officials with a highly effective means for detecting weapons, plastic explosives, illegal drugs and other organic and inorganic contraband – and now, radioactive threats. The Z Backscatter Van employs AS&E’s signature Z® Backscatter X-ray technology, which produces photo-like X-ray images of a vehicle or container, highlighting organic materials. AS&E’s Z Backscatter Van is an extremely mobile, low-cost and high-speed X-ray inspection tool built into a commercially available delivery van. With one-sided Z Backscatter imaging, security personnel can use the Z Backscatter Van by simply driving alongside the suspect vehicle or object.

July 29, 2003

As previously announced, Dr. Heinisch and Ted Owens, Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 30 at 11 a.m. ET to discuss the results and respond to questions. To participate in the call, please dial 1-800-915-4836 at least 10 minutes prior to starting time. For international participants, dial 1-973-317-5319.

An audio replay of the conference call will be available, in its entirety, starting at 1 p.m. ET for a 48-hour period by dialing 1-800-428-6051.  Internationally, please dial 1-973-709-2089.  The conference identification number is 301374. The replay will also be available at http://www.as-e.com/investor/investor.html following the conference.

ABOUT AS&E®

AS&E develops and manufactures sophisticated X-ray inspection products for critical detection and security applications. These systems are solving an expanding range of inspection problems including detecting car and truck bombs, combating weapons smuggling, and imaging cargo to expose trade fraud and illegal immigration. AS&E’s patented Z® Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine material discrimination features of Z® Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. AS&E’s High Energy Systems Division manufactures linear accelerators for a variety of applications including medical, scientific, security, electron beam curing and non-destructive testing. For more information on AS&E products and technologies, please visit http://www.as-e.com.

AS&E, MobileSearch, Z Backscatter, Z Backscatter Van, and Shaped Energy are registered trademarks or trademarks of American Science and Engineering, Inc.

For more information:

Ted Owens

American Science and Engineering, Inc.

(978) 262-8700

Safe Harbor Statement

The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered ``forward-looking’’ under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any sole-source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, our ability to find a replacement for our Chief Executive Officer and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or change in future operating results, financial condition or business over time.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

Unaudited

For the Quarter Ended	June 30, 2003	June 30, 2002

Net sales and contract revenue	$17,388	$14,918

Gross profit	4,986	3,490

Selling, general, and administrative expenses	3,563	3,172

Research and development expenses	1,188	1,866

Operating income (loss)	235	(1,548)

Other income (expense) (Note 1)	(115)	639

Income (loss) before provision for income taxes	120	(909)

Provision for income taxes	—	—

Net income (loss)	$120	$(909)

Income (loss) per common share - diluted	$0.02	$(0.15)

Shares used in income (loss) per share calculation - diluted	7,011	5,975

Note 1: Included in other income (expense) was $274,000 in expense in the quarter ended June 30, 2003 and $723,000 in income in the quarter ended June 30, 2002, representing the change in the “mark to market” value during the period of the outstanding warrants issued in connection with the private placement of common stock. The net income per share before considering this item in the quarter ended June 30, 2003 was $0.06 per share.  The net loss per share before considering this item in the quarter ended June 30, 2002 was $0.27 per share.

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

AMERICAN SCIENCE AND ENGINEERING, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	June 30, 2003	March 31, 2003
Assets
Current assets:
Cash and cash equivalents	$7,938	$5,585
Restricted cash	2,139	1,895
Short-term investments	4,594	4,538
Accounts receivable, net of allowances of $246 at June 30, 2003 and March 31, 2003	11,456	10,499
Unbilled costs and fees, net of allowances or $437 at June 30, 2003 and March 31, 2003	3,274	4,343
Inventories	13,434	15,748
Prepaid expenses and other current assets	1,167	822
Total current assets	44,002	43,430

Non-current assets:
Other assets	132	138
Patents and other intangibles, net of accumulated amortization of $426 at June 30, 2003 and $405 at March 31, 2003	14	34
Property and equipment, net of accumulated depreciation of $11,009 on June 30, 2003 and $10,549 at March 31, 2003	3,410	3,714
	$47,558	$47,316

Liabilities & Stockholders’ Investment
Current liabilities:
Line of credit	$—	$—
Accounts payable	3,395	5,327
Accrued salaries and benefits	1,714	1,476
Accrued warranty costs	535	535
Deferred revenue	1,746	1,928
Customer deposits	4,346	2,747
Other current liabilities	1,425	1,221
Total current liabilities	13,161	13,234

Non-current liabilities:
Warrant liability	1,094	820
Deferred revenue	524	751
Deferred compensation	83	85
Deferred rent	50	68
Total non-current liabilities	1,751	1,724

Stockholders’ investment:
Preferred stock, no par value	—	—
Common stock, $.66-2/3 par value	4,596	4,581
Capital in excess of par value	38,931	38,780
Cumulative translation adjustment	2	—
Accumulated deficit	(10,883)	(11,003)
Total stockholders’ investment	32,646	32,358
	$47,558	$47,316